                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MAF BANCORP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               MAF BANCORP, INC


                          55TH STREET & HOLMES AVENUE
                     CLARENDON HILLS, ILLINOIS 60514-1596
                                (630) 325-7300



                                    March 24, 1997



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") which will be held on April 30, 1997 at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, at 10:00 a.m.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of MAF Bancorp as well as a representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to any questions from our shareholders regarding the business to be transacted.

     The Board of Directors of MAF Bancorp has determined that the matters to be considered at the Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all the employees of the Company and Mid America Federal Savings Bank, I wish to thank you for your continued support.

                                    Sincerely yours,


                                    /s/ Allen H. Koranda
                                    -------------------------
                                    Allen H. Koranda
                                    Chairman of the Board and
                                    Chief Executive Officer

                               MAF Bancorp, Inc.


                          55TH STREET & HOLMES AVENUE
                     CLARENDON HILLS, ILLINOIS 60514-1596
                                (630) 325-7300
                       --------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 30, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") will be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on April 30, 1997 at 10:00 a.m.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. The election of three directors for terms of office of three years each, and one director for a term of office of one year, or until their successors are elected and qualified;

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1997; and

     3. Such other matters as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     The Board of Directors has fixed March 17, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any one or more of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Meeting will be available at the Company's offices located at Mid America Federal Savings Bank, 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514-1596, for a period of ten days prior to the Meeting and will also be available at the Meeting.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                    By Order of the Board of Directors


                                    /s/ Carolyn Pihera
                                    Carolyn Pihera
                                    Corporate Secretary
Clarendon Hills, Illinois
March 24, 1997

                               MAF Bancorp, Inc.


                          55TH STREET & HOLMES AVENUE
                     CLARENDON HILLS, ILLINOIS  60514-1596

                            -----------------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 30, 1997

                            -----------------------

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on April 30, 1997 at 10:00 a.m., and at any adjournments thereof. In October 1996, the Company announced that it was changing its fiscal year end from June 30 to December 31. The Annual Report to Shareholders and Form 10-K for the period July 1, 1996 to December 31, 1996, including the consolidated financial statements for this six-month period, accompanies this Proxy Statement, which is first being mailed to shareholders on or about March 26, 1997.

     Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or present in person at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF MAF BANCORP WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and Mid America Federal Savings Bank (the "Bank"), without additional compensation therefor. MAF Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Meeting consist of shares of common stock of MAF Bancorp (the "Common Stock"), with each share entitling its owner to vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors. The close of business on March 17, 1997, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 10,460,019 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the provisions of Article Fourth of the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder of record to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company set forth in Proposal 2, and all other matters that may properly come before the Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item or (iii) "ABSTAIN" with respect to the item. Under the Company's bylaws, unless otherwise required by law, such matters shall be determined by a majority of the votes cast, including proxies marked "ABSTAIN" as to that matter. Shares underlying broker non-votes will not be counted as present and entitled to vote.

     Proxies solicited hereby will be returned to the proxy solicitor or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed by such persons and in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Additionally, certain other publicly available Exchange Act reports may provide information regarding the identities of persons or groups who hold in excess of 5% of the Company's Common Stock. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.


                    NAME AND ADDRESS         NUMBER       PERCENT OF
TITLE OF CLASS    OF BENEFICIAL OWNER       OF SHARES        CLASS
--------------    --------------------     ------------   -----------

Common Stock      Northwestern Savings       646,648(1)      6.18%
                   and Loan Association
                  Employee Stock Ownership
                   Plan and Trust
                  55th & Holmes Avenue
                  Clarendon Hills, IL 60514

(1) The trustee of the Northwestern Savings and Loan Association Employee Stock Ownership Plan and Trust ("NWSL ESOP"), Cole Taylor Bank, 850 West Jackson Blvd., Chicago, Illinois has shared voting and sole dispositive power over 646,648 shares of Common Stock held in the Trust. Allocated shares will be voted by the ESOP trustee in accordance with the instructions of participating employees. Unallocated shares will be voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participating employees regarding the allocated shares as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No person being nominated as a director under Proposal 1, "Election of Directors," is being proposed for election pursuant to any agreement or understanding between any person and MAF Bancorp.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more then ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge during the period beginning July 1, 1996 and ending December 31, 1996, all Section 16(a) filing requirements were complied with, as they related to the Company's executive officers, directors and greater than ten-percent beneficial owners.


                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

     Pursuant to its bylaws, the number of directors of MAF Bancorp is set at twelve (12), unless otherwise designated by the Board. The current number of directors designated by the Board is ten (10). Directors are generally elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. Each of the members of the Board of Directors of MAF Bancorp also presently serves as a director of the Bank.

     In connection with the decision to change the year end of the Company to December 31 from June 30, each of the directors agreed to shorten their term of office by six months, to coincide with the Company's new reporting period.

     There are four nominees being proposed for election at the Meeting, all of whom are presently directors of the Company and the Bank. Three of the nominees, Joe F. Hanauer, F. William Trescott and Andrew J. Zych are being proposed to serve for a term of office of three years each. The fourth nominee, Nicholas J. DiLorenzo, Sr., is being proposed for a term of office of one year. Before the Company's year-end change to December 31, Mr. DiLorenzo's term of office was set to expire in October, 1997, at which time he would be retiring from the Board. As a result of the fiscal year-end change, Mr. DiLorenzo's current term of office will now expire in April, 1997. The Board wishes to retain the services of Mr. DiLorenzo as a director for an additional period which includes his full original term of office and Mr. DiLorenzo has agreed to serve for an additional year. All nominees named are presently directors of the Company and the Bank.

          In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


Information With Respect To Nominees, Continuing Directors And Others.

          The following table sets forth, as of the Record Date, the names of nominees, continuing directors, and "Named Executive Officers," as defined in "Executive Compensation-Summary Compensation Table," their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank, the year in which their term (or in the case of nominees, their proposed term) as director of the Company expires, and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date. With the exception of Messrs. Hanauer, Ekl, Smogolski and Zych, all of the listed nominees and continuing directors became directors of the Company in August 1989 when MAF Bancorp was incorporated for the purpose of acquiring 100% of the common stock of the Bank. Mr. Hanauer became a director of the Company on April 24, 1990. Mr. Ekl became a director of the Company on April 26, 1995. Mr. Smogolski and Mr. Zych became directors on May 30, 1996.



NAME AND PRINCIPAL OCCUPATION                DIRECTOR OF                       SHARES OF COMMON     OWNERSHIP AS A
AT PRESENT AND                                THE BANK     EXPIRATION OF      STOCK BENEFICIALLY        PERCENT
FOR THE PAST FIVE YEARS                 AGE     SINCE     TERM AS DIRECTOR        OWNED (1)            OF CLASS
--------------------------------------  ---  -----------  ----------------  ----------------------  ---------------

NOMINEES


Joe F. Hanauer........................    59     1990           2000          181,008(2)(3)            1.73%
Serves as Chairman of
the Board of Grubb and Ellis Co. and
Principal of Combined
Investments, L.P.


F. William Trescott...................    67     1978           2000           10,333(2)(3)            0.10
Assistant Superintendent of
Hinsdale Township High School
District 86, Hinsdale, Illinois until
his retirement in 1994.


Andrew J. Zych........................    55     1996            2000         152,002(3)(5)            1.45
Former Director and Executive
Vice President, N.S. Bancorp, Inc.


NAME AND PRINCIPAL OCCUPATION             DIRECTOR OF                       SHARES OF COMMON     OWNERSHIP AS A
AT PRESENT AND                             THE BANK     EXPIRATION OF      STOCK BENEFICIALLY        PERCENT
FOR THE PAST FIVE YEARS              AGE     SINCE     TERM AS DIRECTOR        OWNED (1)            OF CLASS
-----------------------------------  ---  -----------  ----------------  ----------------------  ---------------

Nicholas J. DiLorenzo, Sr..........   76      1969              1998              8,089(2)(3)         0.08%
Former President of Mid America
Development Services, Inc., a
wholly-owned subsidiary of the
Bank.  Currently serves as a
consultant to the Bank.


CONTINUING DIRECTORS

Kenneth Koranda....................   47      1984              1998            474,780(2)            4.45
President of the Company and the
Bank.  Mr. Koranda is the brother
of Allen H. Koranda.

Lois B. Vasto......................   63      1980              1998             63,805(2)(3)(4)      0.61
Senior Vice President/Loan
Operations of the Company and
the Bank until her retirement in
January, 1997.  Currently serves
as a consultant to the Bank.

Terry A. Ekl.......................   49      1995              1998              5,976(2)(3)         0.06
Partner in the law firm
of Connolly, Ekl &
Williams, P.C.

Allen H. Koranda...................   50      1972              1999            489,184(2)            4.59
Chairman of the Board and Chief
Executive Officer of the Company
and the Bank.  Mr. Koranda is the
brother of Kenneth Koranda.

Robert Bowles, MD..................   50      1985              1999             23,777(2)(3)         0.23
Associate Medical Director of the
Orlando (Florida) Health Care
Group.

Henry Smogolski....................   65      1996              1999            172,344(3)(5)         1.65
Former Chairman of the Board
and Chief Executive Officer,
N.S. Bancorp, Inc.


NAME AND PRINCIPAL OCCUPATION            DIRECTOR OF                         SHARES OF COMMON       OWNERSHIP AS A
AT PRESENT AND                            THE BANK     EXPIRATION OF        STOCK BENEFICIALLY          PERCENT
FOR THE PAST FIVE YEARS             AGE     SINCE     TERM AS DIRECTOR          OWNED (1)              OF CLASS
----------------------------------  ---  -----------  ----------------  --------------------------  ---------------

NAMED EXECUTIVE
OFFICERS (WHO ARE NOT
DIRECTORS)

Jerry A. Weberling................   45     N/A          N/A                 57,974 (2)(4)                  0.57%
Executive Vice President and
Chief Financial Officer of the
Company and the Bank.

Kenneth B. Rusdal.................   55     N/A          N/A                 37,274 (2)                     0.36
Senior Vice President-Operations
and Information Systems of the
Company and the Bank.

Stock Ownership of all Directors                                          1,903,161 (2)(3)(4)(5)           17.16
and Executive Officers
as a Group (22 persons)

_________________________
(1) "Common Stock Beneficially Owned" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated or purchased through an employee benefit plan of the Bank; except when indicated by footnote, stock in which the individual either has or shares voting and/or investment power; and stock subject to options exercisable within sixty (60) days of March 17, 1997. Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse or other relative) voting and dispositive power as to the shares reported.
(2) Includes 203,508, 202,655, 12,934, 36,280 and 26,942 shares for Messrs. A.
    Koranda, K. Koranda, Ms. Vasto, Messrs. Weberling and Rusdal, respectively, which may be acquired pursuant to options granted, and exercisable within 60 days of March 17, 1997, under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan and the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Also includes 833 shares for Mr. Ekl and 333 shares each for Messrs. Bowles, Hanauer, DiLorenzo and Trescott which may be acquired pursuant to options granted, and exercisable within 60 days of March 17, 1997 under the Premium Plan. Total shares for all directors and executive officers includes 628,707 shares subject to options granted and exercisable within 60 days of March 17, 1997, under these two plans.
(3) Excludes 147 shares held by the Mid America Federal Savings Bank Management Recognition and Retention Plans and Trusts (the "MRPs") as to which the voting of such shares is directed by the vote of the non-employee directors of the Bank. As a result of this shared voting and dispositive authority, each non-employee director is deemed to be the beneficial owner of all such shares.
(4) Excludes 25,716 shares held by the Mid America Federal Savings Bank Employees' Profit Sharing Plan as to which shared dispositive power is held by the Trustees of the plan (Lois Vasto, Jerry Weberling and two other executive officers).
(5) With respect to Messrs. Smogolski and Zych, total shares owned does not include shares to be allocated to each of them in connection with the termination of the NWSL ESOP. The final calculation of the number of shares to be allocated to such persons is not known at this time and such shares are included in the total shares of the NWSL ESOP as of March 17, 1997. See "Security Ownership of Certain Beneficial Owners."

Meetings of the Board and Committees of the Board

     During the period beginning July 1, 1996 and ending December 31, 1996, the Board of Directors of the Company held six regular meetings. During the six-month period, no director of the Company attended fewer than 75% in the aggregate of the total number of the Company's Board meetings held and the total number of committee meetings on which such director served. The Board of Directors of the Bank and the Company maintain a number of committees, certain of which are described below.

     The Executive Committee consists of Allen Koranda (Chairman), Kenneth Koranda and Lois Vasto. The Committee generally meets as needed and is charged with the responsibility of overseeing the business of the Company and the Bank. The Committee has the power to exercise most of the powers of the Board of Directors in the intervals between meetings of the Board. The Executive Committee did not meet during the six months ended December 31, 1996.

     The Audit Committee currently consists of F. William Trescott (Chairman), Joe F. Hanauer and Henry Smogolski. Prior to his retirement as a director in October 1996, Mr. Richard Kallal served on the Audit Committee. The Committee reports to the Board of Directors concerning the results of examinations, the status of actions taken to correct conditions reported and any other matters affecting the Company and the Bank. The Committee met two times during the six months ended December 31, 1996.

     The Administrative/Compensation Committee, which currently consists of F. William Trescott (Chairman), Robert Bowles and Terry Ekl, is responsible for reviewing and making recommendations to the Board concerning compensation and other related benefit plans applicable to the Company's executive officers. Prior to his retirement as a director in October 1996, Mr. Richard Kallal served on the Administrative/Compensation Committee. The Committee met one time during the six months ended December 31, 1996.

     The Company's Nominating Committee consists of Allen Koranda, Robert Bowles and Lois Vasto. The Committee reviews any nominations to the Board of Directors made by shareholders and recommends to the Board of Directors the nominees to stand for election at the Company's annual meeting of shareholders. Any recommendations not selected for the Board of Directors' slate and other nominations must comply with the Company's bylaws with regard to a shareholder slate. The Company's bylaws provide procedures for shareholder nominations for director to a shareholder slate, as well as any other proposals by shareholders of business to be brought before the meeting. See "Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time during the six months ended December 31, 1996.

Directors' Compensation

     Directors' Fees. All directors receive annual directors fees of $14,400 ($15,000 beginning in January 1997) and directors who are not also officers received an additional fee of $375 for each Board meeting attended. Jerome Skrydlewski, Jerry J. Krudl and Richard Kallal, former directors who are each presently serving as a director emeritus, are paid a fee of $300 per month plus $375 for each Board meeting they attend. Hugo Koranda, former Chairman of the Board of Directors of the Bank who presently serves as Chairman Emeritus, is also paid a fee of $300 per month plus $375 for each Board meeting he attends. Beginning January 1, 1997, the fee arrangement with Messrs. Skrydlewski, Krudl, Kallal and Hugo Koranda was changed to an annual retainer fee of $6,500 plus $150 for each meeting attended.

     Directors' Deferred Compensation Plan. Through December 31, 1996, the Bank maintained the Mid America Federal Savings Bank 1992 Directors' Deferred Compensation Plan. Under the plan, a director elected to defer 50% or 100% of annual directors' fees. The deferred fees earn interest at a rate of 130% of the Moody's Corporate Bond Rate for the preceding year. Upon the later of termination of service or attaining the age of 65, directors are entitled to receive the deferred fees plus accrued interest in a lump sum or in installments over a period of time not to exceed fifteen years. Death benefits are provided to the beneficiaries of the plan participants. The amount of deferred directors' fees in the six months ended December 31, 1996 is included in "Executive Compensation-Summary Compensation Table" for the individuals named therein.

     The 1992 Directors' Deferred Compensation Plan expired on December 31, 1996. The Company has extended the plan under terms which are not yet all finalized. Included among the changes made to the plan are a provision which allows directors to choose whether to have their deferred amounts earn interest at 130% of the Moody's Corporate Bond Rate, or invested in the common stock of MAF Bancorp. The new plan also allows directors to annually elect their deferral percentage for the upcoming year in any ten percentage point increment up to 100%.

     Health Insurance Plan. The Bank maintains a health insurance plan for its non-employee directors, under which directors electing to be covered under the plan must contribute certain amounts to receive coverage under the plan.

     Consulting Agreements. The Bank has entered into a consulting agreement with Nicholas J. DiLorenzo, Sr., who has had extensive experience with the Bank. Mr. DiLorenzo, a director of the Company and the Bank, retired from the Bank in October 1987, and had served in the capacities of Senior Vice President of the Bank since 1965 and President of Mid America Development Services, Inc., a wholly-owned subsidiary of the Bank, since 1978. The agreement provides that Mr. DiLorenzo is to render advisory and consulting services during the term of the agreement and particularly on matters regarding real estate development.
Mr. DiLorenzo's one-year contract, which expires on October 31, 1997, provides for the payment of annual consulting fees totaling $40,000. In addition, the Bank provides Mr. DiLorenzo with the use of a Company automobile.

     The Bank has also entered into a consulting agreement for a six-month period with Lois B. Vasto, former Senior Vice President of the Bank and a current director. Prior to her January 1997 retirement as an executive officer of the Company and the Bank, Ms. Vasto served in various capacities since 1953, including as Senior Vice President-Loan Operations since 1984. Under the agreement, Ms. Vasto is to render advisory and consulting services during the term of the agreement, particularly on matters concerning residential lending. Ms. Vasto's contract, which expires on July 3, 1997, provides for the payment of consulting fees totaling $73,000, plus 50% of the amount she would have been entitled to receive under the Bank's annual incentive plan for 1997 if she were an employee for 1997. In addition, the Bank provides Ms. Vasto with the use of a Company automobile.

     Premium Option Plan. Certain directors of the Company participate in the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Non-employee directors of the Company who did not previously participate in another option plan of the Company are entitled to receive an initial grant of 2,500 options under the Premium Plan when they become a plan participant. In addition, all non-employee directors of the Company who become participants in the Premium Plan receive an annual grant of 1,000 options under the Premium Plan. All options granted to non-employee directors under the Premium Plan are granted at an exercise price of 110% of the fair market value of the Common Stock on the date of grant.


Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Administrative/Compensation Committee (the "Compensation Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee is composed solely of independent outside directors. Until his retirement as a director in October 1996, Mr. Richard Kallal served on the Compensation Committee. Following his retirement, Mr. Kallal was replaced on the committee by Mr. Terry Ekl. The entire board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the
Company, and the requirements of appropriate regulatory agencies.   Non-employee
directors who do not sit on the Compensation Committee also participate in executive compensation decision-making through the review, discussion and ratification of Compensation Committee recommendations.

     Executive Compensation Philosophy. The Compensation Committee has the following goals for the compensation programs relating to the executives of the Company and the Bank:

 . to provide motivation for the executives to enhance shareholder value by linking a significant portion of their compensation to the value of the Company's stock;

 . to retain the executive officers who have led the Company to high performance levels and allow the Bank to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance;
   and

 . to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average to moderately above average levels.

     Comparative salary data compiled by KPMG Peat Marwick LLP in connection with a comprehensive executive compensation review undertaken and completed during fiscal 1993 has in the past, provided supporting information for determining compensation amounts for the Company's executives and continues to be a base point from which subsequent salary changes are referenced. For purposes of determining the competitive compensation market for the Bank's executives, the Committee has reviewed the compensation paid to top executives of thrifts and banks with total assets and performance results (return on equity and return on assets) comparable to those of the Bank. This information was generally derived from the following sources: (1) peer group data taken from the SNL Securities Executive Compensation Review 1996 which covers publicly-held thrifts (the "SNL Public Thrift Survey"); (2) peer group data taken from the Savings and Community Bankers of America compensation survey for savings institutions which covers mutual and stock-owned thrifts (the "SCBA Survey"); and (3) peer group data taken from the SNL Securities Executive Compensation Review 1996 which covers publicly-held commercial banks (the "SNL Public Bank Survey"). Institutions comprising these peer groups are not necessarily the same as those in the peer group used for the Stock Performance Graph.

     In reviewing this peer group data, the Committee generally gave the greatest weight to information contained in the SNL Public Thrift Survey because these institutions, similar to the Company, are all publicly-held thrifts or thrift holding companies and most of these institutions are included in the peer group index used in the stock performance graph. The Committee gave approximately equal weight to information contained in the other two surveys.
In addition, the Compensation Committee reviewed the salary history and performance levels of each of the executive officers in determining appropriate compensation levels.

     In addition to the information cited above, the Compensation Committee, in making compensation decisions during the most recent six-month period, considered the very positive changes in the Company which resulted from the merger with N.S. Bancorp, and the executives who contributed to bringing about these changes. With the completion of the N.S. Bancorp merger on May 30, 1996, the asset size of the Company increased by more than 50% from $1.9 billion at March 31, 1996 to $3.1 billion at June 30, 1996. More importantly, the market capitalization of the company increased by more than 90% from $130 million at March 31, 1996 to $253 million at June 30, 1996, and as of December 31, 1996, was more than $364 million. Operating earnings per share for the first two full quarters following the completion of the merger (September 30, 1996 and December 31, 1996) set consecutive record results.

     During the six months ended December 31, 1996, executive officers' compensation consisted principally of salary, annual incentive bonuses, long-term performance awards and stock option grants. The Committee believes the salaries are generally in the average range compared to other institutions of
comparable asset size.    Beginning in fiscal 1994, in connection with the
compensation study completed by KPMG Peat Marwick LLP, the Committee further emphasized its desire to link executive compensation to the Company's financial performance and stock price performance by revising its annual incentive plan and by adopting a long-term performance award plan and a premium-price stock option plan. In the most recent six-month period, the Board of Directors also presented to shareholders for approval, amendments to its incentive stock option plan, which among other things, increased by 200,000 the number of options which may be granted under this plan (shareholders approved this amended plan in October 1996). All of these plans are intended to motivate executives to take actions that will favorably impact the Company's long-term, as well as annual, profitability.

     Under the MAF Bancorp Executive Annual Incentive Plan (the "Annual Incentive Plan"), executives are classified into four groups, based on their relative position within the Company, with target annual bonuses (as a percentage of base salary) equal to 50%, 40%, 30% and 20%, respectively. For the six-month period ended December 31, 1996, these target bonus percentages were adjusted to 25%, 20%, 15% and 10%, respectively, to take into account the short period. Target bonuses are paid if targeted company net income goals established at the beginning of each fiscal year are met and if certain safety and soundness standards are maintained. Annual bonus awards can range from 0% to 150% of the Target awards depending on how actual net income compares to the targeted company goal. Awards will be (1) 50% of the targeted awards if net income equals a threshold performance level (80% of targeted net income), (2) 150% of the targeted awards if net income equals a superior performance level (120% of targeted net income) or (3) 0% of the targeted awards if net income is below the threshold performance level or if certain safety and soundness standards are not maintained. A subjective analysis of an executive's individual performance can also increase or decrease his award opportunity, although for the six months ended December 31, 1996 , this was not used as a criteria in determining annual bonuses.

     Net income, after adjustment for the SAIF recapitalization charge, equaled approximately 115% of the targeted goal for the six-month period. As a result of this performance, and having met certain safety and soundness standards, annual bonuses equal to 34.6%, 34.6%, 27.7%, 27.7% and 20.8% of base salaries, were paid to Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively.

     The MAF Bancorp Shareholder Value Long-Term Incentive Plan (the "Long-Term Incentive Plan") grants performance units to executives in target amounts equal to 25%, 20%, 15% or 10% of their base salaries, based on executives' respective classification in one of four groups. The value of these performance units is determined at the end of a three-year period based on the stock price performance of MAF Bancorp versus the S&P 500 Index. In order for the performance units to be worth their targeted value, the stock price performance of MAF Bancorp (including reinvested dividends) must be in the 60th percentile of the S&P 500 Index (target performance) at the end of the three-year measurement period. If the stock price performance ranks in the 50th percentile of the S&P 500 Index, the performance units will be worth 50% of their targeted value, while performance in the 90th percentile of the S&P 500 Index will result in the performance units being worth 250% of their targeted value. If the Company's stock price performance does not rank at least in the 50th percentile of the S&P 500 Index for the three-year measurement period, the performance units will have no value. Further, the plan will not be activated and the performance units will have no value (regardless of stock price performance relative to the S&P 500 Index) if MAF Bancorp's stock price performance for the three-year period does not rank at least in the 51st percentile when compared to comparable thrift industry companies. The value of long-term performance units granted to executives on July 1, 1996 will be determined at the end of the two and one-half year performance period ending December 31, 1998 (shortened from the usual three-year performance period because of the fiscal year-end change), and cash payments equal to the value of the units will be made at that time.

     Long-term performance units granted on July 1, 1994 were valued at the end of their two and one-half year performance period on December 31, 1996 (shortened from the usual three-year performance period because of the fiscal year-end change). The total return on MAF Bancorp stock (including reinvested dividends) was 72% during this performance period and ranked in the 61st percentile when compared to the S&P 500 Index. This percentage return was also above the 51st percentile when compared to comparable thrift industry companies. As a result, long term incentive bonuses of $66,229, $63,860, $28,634, $27,398 and $12,669 were made to Messrs. A. Koranda, K. Koranda, J. Weberling, Ms. Vasto and Mr. Rusdal, respectively, for the performance units granted on July 1, 1994.

     The Premium Plan provides for annual grants of options to executive officers in amounts equal to 25%, 20%, 15% or 10% of base salaries, based on executives' respective classification in one of four groups (the present value of such options is to be determined based on an appropriate pricing model). The option awards to executive officers are to be granted at an exercise price equal to 133% of the fair market value of the Common Stock on the date of grant. Thus, executive officers will derive no financial benefit from the grant of premium options until such time as shareholders benefit from a 33% stock price increase. In the six months ended December 31, 1996, Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal were granted 9,244, 9,034, 4,272, 3,894 and 2,595 shares subject to options under the Premium Plan. These options were granted at an exercise price of $32.25 per share.

     The MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "Incentive Plan") provides the Compensation Committee with the authority to grant discretionary option awards to executives and employees at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. During the six months ended December 31, 1996, Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal were granted 7,000, 7,000, 3,000, 3,000 and 2,500 shares subject to options under the Incentive Plan. These options were granted at an exercise price of $24.25 per share, equal to 100% of the fair market value of the stock on the date of grant. As a result of the year-end change and to simplify recordkeeping, vesting on past option grants to executives, under the Incentive Plan and Premium Plan, was changed to be on a calendar year-end basis.

     CHIEF EXECUTIVE OFFICER. The Chief Executive's compensation for the six months ended December 31, 1996 consisted principally of the following components:

     * Salary
     * Incentive Bonus
     * Long-Term Performance Units
     * Stock Option Grants

     As discussed above, the value of long-term performance units granted in the current period will be determined at the end of the two and one-half year performance period ending on December 31, 1998. Cash payments under the Long-Term Incentive Plan which were made to the Chief Executive Officer for performance units granted on July 1, 1994 are described above.

    The Chief Executive Officer's total base compensation consists of a base salary and an annual retainer as a director of the Company and the Bank. The annual base salary effective July 1, 1996 was $276,000 and the annual director retainer was $14,400. The Chief Executive Officer's salary is comparatively average in his peer group. The base salary increased 4.5% over the prior year, and the annual retainer increased $300. The annual bonus for the six months ended December 31, 1996 was based on the Annual Incentive Plan described above.

                    ADMINISTRATIVE/COMPENSATION  COMMITTEE
                    --------------------------------------

     F. William Trescott (Chairman)             Robert Bowles, MD
     Terry Ekl

                              BOARD OF DIRECTORS
                              ------------------

     Robert Bowles, MD                          Kenneth Koranda
     Nicholas J. DiLorenzo, Sr.                 Henry Smogolski
     Terry Ekl                                  F. William Trescott
     Joe F. Hanauer                             Lois B. Vasto
     Allen H. Koranda                           Andrew J. Zych

  STOCK PERFORMANCE GRAPH. The following graph shows a comparison of cumulative total shareholder return (including reinvested dividends) on the Company's Common Stock, with the cumulative total returns of both a broad-market index and a peer group index for the period June 28, 1991 through December 31, 1996. The broad-market index chosen was the Nasdaq Market Index and the peer group index chosen was the Media General Industry Group, which is comprised of savings and loan securities. The data was provided by Media General Financial Services. The shareholder returns are measured based on an assumed investment of $100 on June 28, 1991.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MAF BANCORP, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                     6/28/91 6/30/92 6/30/93 6/30/94 6/30/95 6/28/96 12/31/96
                     ------- ------- ------- ------- ------- ------- --------
MAF BANCORP, INC.    100.00  200.00  378.95  483.97  501.96  583.25   832.28
PEER GROUP INDEX     100.00  133.54  170.26  199.15  229.52  291.69   362.65
NASDAQ MARKET INDEX  100.00  107.75  132.27  145.04  170.11  214.14   230.39

A. THE LINES REPRESENT YEARLY INDEX LEVELS DERIVED FROM COMPOUNDED RETURNS THAT INCLUDE ALL DIVIDENDS.
B. IF THE FISCAL YEAR-END IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS
   USED.
C. THE INDEX LEVEL FOR ALL SERIES WAS SET TO $100.00 ON 6/28/91.

     SUMMARY COMPENSATION TABLE. The following table shows, for the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995, the cash compensation paid, as well as certain other compensation paid or accrued for those periods, to the Chief Executive Officer and the other four highest paid executive officers ("Named Executive Officers") of the Company, who received salary and bonus in excess of $100,000 (on an annualized basis) for the six months ended December 31, 1996.



                                                ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                           ----------------------------------  -------------------------------------
                                                                                      AWARDS               PAYOUTS
                                                                               ------------------------   ----------
                                                                    OTHER                    SECURITIES
                                                                    ANNUAL     RESTRICTED    UNDERLYING      LTIP        ALL OTHER
   NAME AND PRINCIPAL                       SALARY     BONUS        COMPEN-       STOCK       OPTIONS/     PAYOUTS     COMPENSATION
        POSITION                YEAR(1)     ($)(2)     ($)(3)    SATION($)(4)   AWARDS($)     SARs#(5)      ($)(6)        ($)(7)
------------------------      ----------   --------   --------   ------------   ----------   ----------   ----------   -------------
Allen H. Koranda;             7/96-12/96   $144,993   $ 95,590        --            --           16,244       66,229           8,499
Chairman of the Board               1996    278,117    163,970        --            --            8,515         --            17,099
& Chief Executive Officer           1995    270,810    169,494        --            --            6,443         --            17,458

Kenneth Koranda;              7/96-12/96    142,977     93,860        --            --           16,034       63,860           8,961
President and Director              1996    272,872    160,250        --            --            8,217         --            18,656
                                    1995    261,828    163,564        --            --            6,217         --            18,158

Jerry A. Weberling;           7/96-12/96     81,327     45,160        --            --            7,272       28,634           8,342
Executive Vice President            1996    152,612     75,910        --            --            3,870         --            12,997
and Chief Financial Officer         1995    146,012     77,174        --            --            2,787         --            17,702

Lois B. Vasto; Senior         7/96-12/96     80,186     40,450        --            --            6,894       27,398           8,521
Vice President/Loan                 1996    153,411     69,210        --            --            3,578         --            13,964
Operations and Director (8)         1995    149,230     71,374        --            --            2,668         --            17,696

Kenneth B. Rusdal;            7/96-12/96     65,837     27,430        --            --            5,095       12,669           8,149
Senior Vice President-              1996    123,500     33,950        --            --            1,713         --            12,741
Operations and Information          1995    117,500     34,304        --            --            1,235         --            14,759
Systems

_______________________
(1) As a result of the Company's change in fiscal year-end to December 31 from June 30, information shown for the current reporting period is for the six months ended December 31, 1996.

(2) Includes amounts deferred under the Bank's deferred compensation plan and profit sharing/401(k) Plan and includes directors' fees paid to Messrs. A. Koranda, K. Koranda and Ms. Vasto for each of the three periods.

(3) Includes bonuses earned pursuant to the Bank's annual incentive plan, which bases bonuses upon a percentage of officers' salaries if the Bank meets certain performance goals.

(4) For the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of above-market preferential earnings on deferred compensation, except as disclosed in footnote (7); (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(5) Option grants listed in the table were made pursuant to the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan") and the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "Incentive Plan"). Options granted to the Named Executive Officers under both plans become exercisable in three equal installments over a two to three year period. Options awarded under the Premium Plan are granted at an exercise price equal to 133 percent of the fair market value of the Common Stock on the date of grant. Options awarded under the Incentive Plan are granted at an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant. Options granted for the six months ended December 31, 1996 have exercise prices of $24.25 per share (under the Incentive Plan) and $32.25 per share (under the Premium Plan). Options granted in the years ended June 30, 1996 and 1995 have exercise prices

     (footnotes continued on next page)
    of $27.96 per share and $26.15 per share (under the Premium Plan), respectively. Options granted include limited rights which generally are exercisable upon a change in control.
(6) In connection with the change in the Company's year-end, the end of the performance period for outstanding performance units granted under the MAF Bancorp Shareholder Value Long-Term Incentive Plan was changed to December
    31. As a result, the value of performance units granted on July 1, 1994 was determined at December 31, 1996 and the long-term incentive payments shown in the table above are based on this two and one-half year performance period. See "Long-Term Incentive Plan."
(7) Includes for the six months ended December 31, 1996: (1) estimated contributions to the ESOP of 210 shares each for Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively, valued at the year end stock price of $34.75 per share; (2) estimated contributions to the Bank's profit sharing plan, representing 401(k) employer matching contributions and forfeiture allocations, of $208, $208, $718, $646 and $718 for Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively; and (3) amounts accrued in the deferred compensation plan, relating to the excess of the Plan's interest rates over 120% of the applicable federal long-term interest rates, of $993, $1,455, $326, $577 and $133 for Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively.

(8) Ms. Vasto retired as an executive officer of the Company and the Bank on January 3, 1997.

EMPLOYMENT AND SPECIAL TERMINATION AGREEMENTS

     The Bank and the Company have entered into employment agreements with Allen Koranda, Kenneth Koranda and Jerry Weberling. Upon her retirement as an executive officer of the Company and the Bank on January 3, 1997, the employment agreement with Lois Vasto was terminated except for certain minor provisions which by their terms, continue after her retirement date. The Bank and the Company have also entered into special termination agreements with certain executive officers of the Bank and the Company, including Kenneth Rusdal. Such employment and special termination agreements are designed to ensure that the Bank and Company will be able to maintain a stable and experienced management base.

     Employment Agreements with the Bank and the Company. The employment agreements with the Bank and Company provide for three-year terms. On each anniversary date, the Board of Directors of the Company or the Bank may extend the agreements for an additional year so that the remaining terms shall be three years. The agreements provide for an annual base salary, which is reviewed annually, to be paid by the Bank, or the Company in lieu of the Bank, in an amount which is not less than that which was paid to each executive in 1990. In addition to base salary, each agreement provides, among other things, for participation in benefit plans and other fringe benefits applicable to executive officers.

     The agreements provide for termination by the Bank and the Company for "cause," as defined in the agreements, at any time. In the event the Bank and the Company choose to terminate an executive's employment for reasons other than as a result of a change in control (as defined in the agreements) or for cause, or in the event of an executive's resignation from the Bank or the Company upon
(i) failure to re-elect or re-nominate executive to the executive's current offices; (ii) a material lessening of the executive's functions, duties or responsibilities; (iii) a liquidation, dissolution, consolidation or merger in which the Bank or the Company is not the resulting entity; or (iv) a breach of the agreement by the Bank or the Company; the executive or, in the event of death, the executive's beneficiary, as the case may be, would be entitled to a payment equal to the greater of the amount payable to the executive for the remaining term of the agreement or three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years. The Bank and Company would also continue the executive's life, health and disability coverage for thirty-six months or, if earlier, until the executive is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, followed by the executive's subsequent termination of employment, the executive would be entitled to a termination payment equal to three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years (which would result in current payments of approximately $1,321,000, $1,289,000 and $704,000 for Messrs. A. Koranda, K. Koranda and Weberling, respectively) and continued benefits as described above and certain benefits provided under the Bank's benefit plans.

     Special Termination Agreements. The special termination agreements among the Company, the Bank and certain executive officers, including Kenneth Rusdal, provide for three-year terms. On each anniversary date the Board of Directors of the Company or the Bank may extend the agreements so that the remaining term is three years. Each agreement provides that at any time following a change in control of the Company or the Bank, as defined in the agreements, if the Company or the Bank were to terminate the executive's employment for any reason other than "cause", as defined in the agreements, or if the executive were to terminate his own employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the executive would be entitled to receive a termination payment in an amount equal to three times his average annual salary and Annual Incentive Plan bonus paid over the three previous years of his employment (which would result in a current payment of approximately $495,000 for Mr. Rusdal).

     Payments upon a change in control under the employment agreements and special termination agreements could constitute excess parachute payments under
Section 280G of the Internal Revenue Code (the "Code"), which may result in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. The agreements provide that benefits payable following a change in control will be reduced to an amount that would not constitute an excess parachute payment (as that term is defined in Section 280G of the Code) if the reduced amount is greater than the amount that would otherwise be received after payment of any excise tax.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Bank has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to executive officers and other corporate officers approved by the Board of Directors. The annual retirement plan benefit under the SERP is calculated equal to 2% of final average salary times the years of service after 1994. Ten additional years of service are credited to participants in the event of a change in control transaction although in no event may total years of service exceed 20 years. The maximum annual retirement payment is equal to 40% of final average salary. Benefits are payable in various forms in the event of retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for certain death benefits to the extent such amounts exceed a participant's accrued benefit under the SERP at the time of death.

OPTION PLANS

     The Company maintains the Incentive Plan which provides for discretionary stock option awards to officers and key employees as determined by the Compensation Committee and the Board of Directors. The table below lists all grants of options (and limited rights) under the Incentive Plan to the Named Executive Officers for the six months ended December 31, 1996 and contains certain information about grant-date valuation of the options.

      The Company also maintains the Premium Plan which provides for stock option awards to directors, executive officers and employees as determined by the Compensation Committee. Under the Premium Plan, options are granted to executive officers at 133% of the fair market value on the date of grant and are granted to non-employee directors at 110% of the fair market value on the date of grant. Thus, no executive officer or director will derive any financial benefit from the grant of options under the Premium Plan until such time as shareholders have benefited from considerable stock price appreciation. To date, a total of 180,317 options have been granted under the Premium Plan and 67,183 remain to be issued. The table below lists all grants of options (and limited rights) under the Premium Plan to the Named Executive Officers for the six months ended December 31, 1996 and contains certain information about grant-date valuation of the options.



                  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR (1)
                  ------------------------------------------

                               INDIVIDUAL GRANTS
                               -----------------

                             NUMBER OF
                            SECURITIES     PERCENT OF TOTAL
                            UNDERLYING       OPTIONS/SARS
                           OPTIONS/SARS      GRANTED TO        EXERCISE OR BASE
                              GRANTED       EMPLOYEES IN            PRICE         EXPIRATION        GRANT DATE
NAME                          (#)(4)         FISCAL YEAR        ($/SHARE)(5)(6)    DATE (7)    PRESENT VALUE ($)(8)
---------------------        --------     ----------------     ----------------   ----------   --------------------
Allen H. Koranda              7,000 (2)          8.3%                $24.25         7/1/06            $68,460
                              9,244 (3)         11.0                  32.25         7/1/06             66,002

Kenneth Koranda               7,000 (2)          8.3                  24.25         7/1/06             68,460
                              9,034 (3)         10.8                  32.25         7/1/06             64,503

Jerry  A. Weberling           3,000 (2)          3.6                  24.25         7/1/06             29,340
                              4,272 (3)          5.1                  32.25         7/1/06             30,502

Lois B. Vasto                 3,000 (2)          3.6                  24.25         7/1/06             29,340
                              3,894 (3)          4.6                  32.25         7/1/06             27,803

Kenneth Rusdal                2,500 (2)          3.0                  24.25         7/1/06             24,450
                              2,595 (3)          3.1                  32.25         7/1/06             18,528

___________________________________
(1) Information shown in the table is with respect to options/SAR grants during the period July 1, 1996 to December 31, 1996.
(2)  Represents options granted under the Incentive Plan.
(3)  Represents options granted under the Premium Plan.
(4) Options granted during the six months ended December 31, 1996 become exercisable in three equal annual installments, on December 31, 1996, 1997 and 1998. To the extent not already exercisable, the options become exercisable upon a change in control, as defined in each of the plans. In addition, vesting of options may be accelerated by the committee which administers the plan.
(5) The purchase price may be made in cash or in whole or in part through the surrender of previously held shares of Common Stock at the fair market value on the date of exercise. The exercise price of stock options granted under the Incentive Plan and Premium Plan is equal to 100 percent and 133 percent, respectively, of the fair market value of the Common Stock on the date the options were granted.


(footnotes continued on next page)

(6) Options are subject to limited rights (SARs) pursuant to which the limited rights, to the extent the options have been outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised multiplied by the number of shares to which such limited rights are exercised.

(7) The option term is ten years.

(8) The method used is a variation of the Black-Scholes option pricing model and reflects the following assumptions as of the date of grant: (a) fair market value of the Common Stock on the date of grant equal to $24.25 per share;
    (b) expected dividend yield on the Common Stock of 1.32%; (c) calculated volatility of the price of the Common Stock equal to 18.4%, determined based on the closing end-of-week stock prices for the most recent 104 weeks ending prior to the date of grant; and (d) a risk-free interest rate equal to 6.87%. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

     The following table shows options exercised by the Named Executive Officers during the six months ended December 31, 1996, including the aggregate value of such options realized on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

                       FISCAL YEAR-END OPTION/SAR VALUES
                       ---------------------------------

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-THE-
                                                     UNDERLYING UNEXERCISED        MONEY OPTIONS/SARS AT
                                                     OPTIONS/SARS AT FISCAL           FISCAL YEAR-END
                                                           YEAR-END(#)                    ($)(1)
                    SHARES ACQUIRED                -------------------------   -------------------------
                          ON            VALUE
NAME                  EXERCISE(#)     REALIZED($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------  ---------------   ----------   -------------------------   -------------------------
Allen H. Koranda             -                 -       195,555 / 13,668           $5,155,495 / $83,669

Kenneth Koranda              -                 -       194,824 / 13,428            5,150,024 / 82,645

Jerry Weberling          1,250           $32,311        30,911 / 6,138               655,238 / 36,874

Lois Vasto                 900            27,144        38,120 / 5,789               884,891 / 35,584

Kenneth Rusdal               -                 -        22,695 / 3,968               533,401 / 25,700

-----------------------------------
(1) Market value of underlying securities at fiscal year-end ($34.75) minus the exercise or base price per share.

LONG-TERM INCENTIVE PLAN

     The following table provides certain information relating to performance units granted to the Named Executive Officers under the MAF Bancorp Shareholder Value Long-Term Incentive Plan. The information provided is for the period July 1, 1996 to December 31, 1996. The value of the performance units, if any, is to be paid in cash to the recipient at the end of a three-year performance period (subsequently revised to two and one-half years as described in the paragraph below). The value of the units is to be determined based on the stock price performance (including reinvested dividends) of MAF Bancorp, Inc. common stock relative to the S&P 500 Composite Index.

     The end of the three-year performance period for outstanding performance units granted on July 1, 1994, 1995 and 1996 was scheduled to expire on June 30, 1997, 1998 and 1999, respectively. As a result of the change in the Company's fiscal year-end to December 31, the end of each of these three performance periods was shortened by six months in order to coincide with the Company's new fiscal year-end.


             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR
             -----------------------------------------------------


                                     PERFORMANCE          ESTIMATED FUTURE PAYOUTS
                      NUMBER OF        OF OTHER     UNDER NON-STOCK PRICE BASED PLANS (1)
                       SHARES,       PERIOD UNTIL  ----------------------------------------
                    UNITS OR OTHER    MATURATION     THRESHOLD        TARGET       MAXIMUM
NAME                  RIGHTS (#)      OR PAYOUT       ($ OR #)       ($ OR #)     ($ OR #)
------------------  ---------------  ------------  --------------  ------------  ----------

Allen H. Koranda          660         2.5 years       $33,000        $66,000      $165,000

Kenneth Koranda           645         2.5 years        32,250         64,500       161,250

Jerry Weberling           305         2.5 years        15,250         30,500        76,250

Lois Vasto (2)            278         2.5 years         2,780          5,560        13,900

Kenneth Rusdal            185         2.5 years         9,250         18,500        46,250

_______________________________________
(1) The threshold, target and maximum payments are based on MAF Bancorp stock price appreciation (including reinvested dividends) ranking in the 50th, 60th and 90th percentile of the S&P 500 Index at the end of the two and one-half year performance period. No payout is to be made if MAF Bancorp's stock price performance ranks below the 50th percentile at the end of the performance period or if MAF Bancorp's stock price performance for the two and one-half year period does not rank in the 51st percentile or higher when compared to comparable thrift industry companies, regardless of stock price performance relative to the S&P 500 Index.
(2) As a result of her retirement in January 1997, payments to Lois Vasto for the performance units granted in July 1996 will be reduced to reflect her period of employment (six months) during the two and one-half year performance period.

Transactions with Certain Related Persons

     Indebtedness of Management. Directors, officers and employees of the Bank and its subsidiaries are eligible to apply for mortgage, home equity, home improvement, savings account, automobile and education loans. All loans to directors and executive officers are made in the ordinary course of business, do not involve more than the normal risk of collectibility and do not present any unfavorable features. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors.

     During the six months ended December 31, 1996, the Company and Bank had no loans outstanding to directors or executive officers which had aggregate balances in excess of $60,000 and which were made on preferential terms.



                   PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS


     The Company's independent auditors for the six-month period ended December 31, 1996 were KPMG Peat Marwick LLP. The Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Company and its affiliates, including the Bank, for the year ending December 31, 1997 subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Meeting.

      Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed, will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

Shareholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders to be held in 1998, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement, no later than November 30, 1997. If such annual meeting is held on a date more than 30 calendar days from April 30, 1998, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations of the Securities and Exchange Commission.

Notice of Business to be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary of the Company not less than thirty
(30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1998 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

                                    By Order of the Board of Directors


                                    /s/ Carolyn Pihera
                                    Carolyn Pihera
                                    Corporate Secretary

Clarendon Hills, Illinois
March 24, 1997

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      -                                                                 -

REVOCABLE PROXY
                               MAF BANCORP, INC.
          55TH STREET & HOLMES AVENUE, CLARENDON HILLS, ILLINOIS 60514
                                 (630) 325-7300

                         ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 30, 1997, 10:00 A.M.

 The undersigned hereby appoints the Board of Directors of MAF Bancorp, Inc. ("MAF Bancorp"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of MAF Bancorp which the undersigned is entitled to vote only at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on April 30, 1997, at 10:00 a.m., local time, at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, and at any and all adjournments thereof, as marked on the reverse side.

 THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

 The undersigned hereby acknowledges receipt from MAF Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a proxy statement dated March 24, 1997, and the Annual Report to Shareholders for the period ended December 31, 1996.

  (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.)

                 (Continued and to be signed on reverse side.)

      -                                                                 -

      -                                                                 -

                              MAF BANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

[                                                                              ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The Election of Directors for terms of three years each: Joe F. Hanauer, F. William Trescott and Andrew J. Zych, and the Election of Director for a term of one year: Nicholas J. DiLorenzo, Sr.

                                 For All
                  For  Withheld  Except
                  ( )     ( )      ( )

(To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below).

--------------------------------------------------------------------------------

2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 1997.

                  For  Against  Abstain
                  ( )    ( )      ( )

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

Dated: __________________________________________________________________ , 1997

--------------------------------------------------------------------------------
                            Signature of Shareholder

--------------------------------------------------------------------------------
                            Signature of Shareholder

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD (DO NOT PRINT).

PLEASE INDICATE ANY CHANGE IN ADDRESS.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN, BUT ONLY ONE SIGNATURE IS REQUIRED. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

      -                                                                 -